UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 19, 2002

Unizan Financial Corp.
(Exact name of Registrant as Specified in Charter)

Ohio	0-13270	34-1442295

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 Market Avenue South, Canton, Ohio	44702

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (330) 438-1118

(Former Name or Former Address, if changed since last report)

Item 5. Other Events

Unizan Financial Corp. has completed the sale of Chornyak & Associates, Inc. to Joseph A. Chornyak, CFP, the original owner of the company and the company’s current President and Chief Executive Officer. The transfer will take the form of an asset sale and employee transfer to Joseph A. Chornyak. As a result of the sale, the Company will recognize a loss on the sale of approximately $71,000 in the third quarter.

Unizan will continue to offer financial planning, life insurance products and investment advisory services through Unizan Financial Advisors, Inc., and will continue to integrate these products and services into its wealth management business.

The statements contained in this release, which are not historical facts, are forward-looking statements that are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described in the Company’s Securities and Exchange Commission filings.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2002	UNIZAN FINANCIAL CORP.

	By:	/s/ James J. Pennetti

	Its:	EVP & Secretary